Exhibit 99.1

January 17, 2025

Oak Woods Acquisition Corporation (the “Company”)

101 Roswell Drive, Nepean, Ontario,

K2J 0H5, Canada

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form S-4 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Xuehong Li